Exhibit 10.1

CONSENT AND WAIVER

This Consent and Waiver (this “Consent and Waiver”) is made and entered into as of March 5, 2026, by and among Spirit Aviation Holdings, Inc., a Delaware corporation (the “Company”) and the undersigned (the “Holders”) party to that certain Registration Rights Agreement, dated as of March 12, 2025 (the “Registration Rights Agreement”) by and among the Company and certain beneficial and record holders of the Company’s shares of common stock (the “Common Stock”) and New Common Stock Equivalents. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

RECITALS:

A.       Pursuant to the terms of the Registration Rights Agreement, the Company currently maintains an effective registration statement on Form S-1 (File No. 333-288706) (as may be amended from time to time, the “Registration Statement”) for the purpose of conducting offerings of shares of Common Stock by certain Holders party to the Registration Rights Agreement.

B.       Pursuant to Section 4.3 of the Registration Rights Agreement, the Registration Rights Agreement may be amended, modified or supplemented, and the departure from the provisions of the Registration Rights Agreement may be waived or consented to, upon the written consent of the Company and the Holders of a majority of the Registrable Securities; provided, that any amendment that has the effect of materially and disproportionately adversely affecting any Holder or group of Holders differently than any other Holder or group of Holders shall only be effective against such materially and disproportionately adversely affected Holder(s) with the written consent of each such Holder.

AGREEMENT:

NOW THEREFORE, in consideration of the promises and mutual covenants and obligations hereinafter set forth, the Company and the undersigned Holders, representing the Holders of a majority of the Registrable Securities, hereby agree as follows:

1.       Consent and Waiver. The undersigned Holders hereby agree to waive any rights under Sections 2.1, 2.2 and 2.3 of the Registration Rights Agreement and consent to the Company filing a post-effective amendment to the Registration Statement to terminate the registration of all shares of Common Stock registered under the Securities Act pursuant to the Registration Statement. Such waiver and consent shall be in full force and effect regardless of any amendment or other waiver to the Registration Rights Agreement, unless this Consent and Waiver is expressly terminated in writing by the Company and the undersigned Holders.

2.       Amendment to Section 3.1. Section 3.1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

SECTION 3.1  Rule 144.  (a) Prior to March 12, 2026, so long as Registrable Securities remain outstanding, the Company will, upon the request of any Holder of Registrable Securities, make publicly available such information (including the information specified in Rule 144(c)(2) under the Securities Act) as is necessary to permit sales pursuant to Rule 144 and take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Company to file any reports under, or become subject to the reporting requirements of, Section 13 or 15(d) of the Exchange Act.

(b) The Company hereby covenants and agrees that, (i) prior to March 12, 2026, the Company shall, upon the request of any Holder of Registrable Securities and subject to the delivery by such Holder and the Company of customary certificates and/or representation letters as may be reasonably requested to remove any restrictive legend, instruct the transfer agent for the Common Stock to remove any restrictive legend on any Common Stock upon a sale by such Holder pursuant to Rule 144, and (ii) on March 12, 2026, without any further action by any Holder, the Company shall instruct the transfer agent for the Common Stock to remove any restrictive legend on all outstanding Common Stock that are eligible for sale by the applicable Holder without registration and without time restrictions, volume restrictions, manner-of-sale restrictions or a current public information or notice requirement under Rule 144, including, in each case, providing any opinion of counsel (subject to the delivery by the Holders and the Company of customary certificates and/or representation letters as may be reasonably requested to remove such restrictive legends), officer’s certificate, or other similar document required by the transfer agent in connection with such removal of restrictive legends. The Company shall bear all costs and expenses associated with the removal of such restrictive legends.

3.       Representations of the Undersigned Holders. Each undersigned Holder hereby represents that (a) it is not an Affiliate of the Company, and (b) it is the beneficial or record owner of the amount of the Registrable Securities reflected in its signature page to this Consent and Waiver.

4.       Governing Law. This Consent and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflicts of laws or principles thereof.

5.       Counterparts. This Consent and Waiver may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Waiver on the date first set forth above.

SPIRIT AVIATION HOLDINGS, INC.
By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Executive Vice President and General Counsel

Executed holder signature pages are on file with the Company

[Signature Page to Spirit Aviation Holdings, Inc.

Consent and Waiver (Registration Rights Agreement)]